EXHIBIT 1

                                   $12,000,000


                            FIRST STAR CAPITAL TRUST
                              % CAPITAL SECURITIES
                (Liquidation Amount $__.00 per Capital Security)

                               Fully Guaranteed by

                            FIRST STAR BANCORP, INC.
                          (a Pennsylvania corporation)

                                AGENCY AGREEMENT

                              _______________, 1999



Hopper Soliday, a Division of Tucker Anthony Incorporated
1703 Oregon Pike
Lancaster, Pennsylvania 17604-4548

Ladies and Gentlemen:

         First Star Bancorp, Inc., a Pennsylvania corporation (the "Corporation"), and First Star Capital Trust, a business trust organized under the laws of the State of Delaware (the "Trust"), hereby confirm their agreement with Hopper Soliday, a Division of Tucker Anthony Incorporated ("Hopper Soliday" or the "Placement Agent"), effective as of ______________, 1999, with respect to the issue and sale by the Trust of the ____% Capital Securities, Liquidation Amount $10.00 per security, described herein (coupon to be determined at a later date prior to closing) (the "Capital Securities"). As of the date hereof, the Corporation and the Trust have authorized the issuance and sale of up to $12,000,000 in aggregate liquidation amount of Capital Securities through the Placement Agent pursuant to the terms of this Agreement.

         The Capital Securities will be issued by the Trust pursuant to (i) the Amended and Restated Declaration of Trust (the "Declaration") to be dated as of the Closing Time among the Corporation, as sponsor, Bankers Trust Company ("Delaware"), as Delaware Trustee, Bankers Trust Company, as Property Trustee, and the Administrative Trustees named therein. The Capital Securities will evidence preferred beneficial interests in the assets of the Trust. The Corporation will be the owner of all of the beneficial interests represented by the common securities of the Trust (the "Common Securities," and together with the Capital Securities, the "Trust Securities"). The Trust exists for the sole purpose of issuing the Trust Securities and investing the proceeds thereof in ___% Junior Subordinated Deferrable Interest Debentures (the "Subordinated Debentures") to be issued by the Corporation pursuant to an Indenture (the "Indenture") to be dated as of the Closing Time between the Corporation and Bankers Trust Company as Debenture Trustee. The Subordinated Debentures will mature on _____________, 2029. Holders of the Trust Securities will be entitled to receive cumulative cash distributions,

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accumulating from the date of original issuance and payable quarterly in arrears on _______________,  ________________,  ________________ and ________________ of
each year, commencing on ________________, 2000, at the annual rate of ____% of the liquidation amount of $10.00 per Capital Security ("Distributions"). The Subordinated Debentures will be the sole assets of the Trust and payments under the Subordinated Debentures will be the sole revenues of the Trust. All of the Common Securities will be owned directly or indirectly by the Corporation. The Common Securities will rank pari passu, and payments thereon with be made pro rata, with the Capital Securities, except that upon the occurrence and during the continuance of an event of default under the Declaration resulting from a Debenture event of default under the Indenture, the rights of the Corporation as holder of the Common Securities to payments in respect of Distributions and payments upon liquidation, redemption, or otherwise will be subordinated and rank junior to the rights of holders of the Capital Securities. The Corporation will, pursuant to: (i) the Declaration; (ii) the Subordinated Debentures; (iii) the Indenture; and (iv) the Capital Securities Guarantee Agreement to be dated as of the Closing Time, between the Corporation and Bankers Trust Company as Guarantee Trustee, relating to the Capital Securities (the "Guarantee"), fully, irrevocably, and unconditionally guarantee all of the Trust's obligations under the Capital Securities.

         Concurrently with the execution of this Agreement, the Corporation is delivering to the Placement Agent copies of a Preliminary Prospectus of the Corporation to be used in the offering of the Capital Securities. The Corporation will deliver to the Placement Agent copies of a Final Prospectus at a date mutually agreeable to the Corporation and the Placement Agent. Such
Prospectus contains more detailed information with respect to the offering of the Capital Securities. Unless otherwise stated herein, the term "Prospectus" is used in this Agreement to refer to such Preliminary Prospectus and Final Prospectus, as the same may be amended after it is first provided to the Placement Agent for such use.

SECTION 1. REPRESENTATIONS AND WARRANTIES OF THE CORPORATION AND THE TRUST.

         The Corporation and the Trust, jointly and severally, represent and warrant to the Placement Agent as of the date hereof as follows:

         (a) Copies of the Preliminary Prospectus have been delivered by the Corporation to the Placement Agent. Copies of the Final Prospectus will be delivered by the Corporation to the Placement Agent at a date mutually agreeable to the Corporation and the Placement Agent. As of the date hereof and at the Closing Time referred to in Section 2 hereof, the Prospectus did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

         (b) Except as described in the Prospectus, since the respective dates as of which information is given in the Prospectus, (i) there has not been any material adverse change, or any development involving a prospective material adverse change, in the general affairs, business management, financial condition, or results of operations of the Corporation, the Bank (as hereinafter defined) and any subsidiary thereof, and (ii) there have been no transactions entered into by the Corporation or the Bank, other than those in the ordinary course of business, or otherwise than as set forth or contemplated in the Prospectus as supplemented or amended as of the Closing Time.


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         (c) First Star Savings Bank (the "Bank") and Integrated Financial Corp.
are the only subsidiaries of the Corporation, other than the Trust. The Bank has no subsidiaries. The Corporation owns all of the outstanding capital stock of the Bank and Integrated Financial Corp. free and clear of all liens and encumbrances.

         (d) The Corporation is subsisting as a corporation under the laws of the Commonwealth of Pennsylvania with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; the Corporation is duly qualified as a foreign corporation to transact business and is in good standing in all jurisdictions in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the financial condition, results of operations or business of the Corporation and its subsidiaries, taken as a whole. The Corporation is a bank holding company and is registered as such under the Bank Holding Company Act of 1956, as amended.

         (e) The Bank is subsisting as a Pennsylvania chartered stock savings bank, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is qualified to do business in any jurisdiction in which the failure to so qualify would have a material adverse effect on the financial condition, results of operations or business of the Bank. The Bank is a member of the Federal Home Loan Bank of Pittsburgh.

         (f) Each of the Corporation and the Bank have obtained all licenses, permits and other governmental authorizations currently required for the conduct of their respective businesses, except where the failure to obtain such licenses, permits or other governmental authorizations would not have a material adverse effect on the financial condition, results of operations or business of the Corporation and the Bank taken as a whole; all such licenses, permits and other governmental authorizations are in full force and effect and the Corporation and the Bank are in all material respects in compliance therewith; neither the Corporation nor the Bank has received notice of any proceeding or action relating to the revocation or modification of any such license, permit or other governmental authorization which, singly or in the aggregate, is the subject of an unfavorable decision, ruling or finding, which might have a material adverse effect on the financial condition, results of operations or business of the Corporation and the Bank taken as a whole.

         (g) The activities of the Bank are permitted by the rules, regulations, resolutions and practices of the Board of Governors of the Federal Reserve System ("FRB"), the Federal Deposit Insurance Corporation ("FDIC") and the Pennsylvania Department of Banking (the "Department"); all of the issued and outstanding capital stock of the Bank has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Corporation, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equitable claim.

         (h) The deposit accounts of the Bank are insured by the Savings Association Insurance Fund (the "SAIF") of the FDIC up to the applicable limits.


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         (i) Upon  consummation  of the  offering,  the  authorized,  issued and outstanding capitalization of the Corporation will be as set forth in the Prospectus under "Capitalization".

         (j) None of the Capital Securities have been or will be issued and outstanding prior to the Closing Time referred to in Section 2; at the Closing Time, the Capital Securities will have been duly authorized for issuance and, issued, authenticated and delivered pursuant to the provisions of this Agreement, the Declaration and the Indenture against payment of the consideration therefor, will constitute valid and legally binding obligations of the Trust; the terms and provisions of the Capital Securities in all material respects conform to all statements relating thereto contained in the Prospectus; the certificates representing the shares of Capital Securities in all material respects will conform with any applicable requirements of Delaware law; and the issuance of the Capital Securities is not subject to preemptive or other similar rights.

         (k) The Corporation and the Trust have taken all corporate or trust action, as the case may be, necessary for them to execute, deliver and perform this Agreement, and this Agreement has been duly executed and delivered by, and is the valid and binding agreement of, the Corporation and the Trust, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency or other laws affecting the enforceability of the rights of creditors generally and judicial limitations on the right of the specific performance and except as the enforceability of indemnification and contribution provisions may be limited by applicable securities laws.

         (l) The Corporation has taken all corporate action necessary for it to execute, deliver and perform; (i) the Indenture; (ii) the Declaration; (iii) the Subordinated Debentures and (iv) the Guarantee (together, the "Constituent Documents"), and the Constituent Documents have been duly executed and delivered by, and are the valid and binding agreements of, the Corporation, enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency or other laws affecting the enforceability of the rights of creditors generally and judicial limitations on the right of specific performance and except as the enforceability of indemnification and contribution provisions may be limited by applicable securities laws.

         (m) Subsequent to the respective dates as of which information is given in the Prospectus and prior to the Closing Time, except as otherwise may be indicated or contemplated therein, none of the Corporation, the Bank or the Trust will have (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except deposits or other borrowings in the ordinary course of business from the same or similar sources and in similar amounts indicated in the Prospectus, or (ii) entered into any transaction or series of transactions which is material in light of the business of the Corporation, the Bank and the Trust, taken as a whole, excluding the origination, purchase and sale of loans or the purchase or sale of investment securities or mortgaged-backed securities in the ordinary course of business.

         (n) No approval of any regulatory or supervisory or other public authority is required in connection with the execution and delivery of this Agreement or the issuance of the Capital Securities which has not been obtained and a copy of which has been delivered to the Placement Agent, except as may be required under the securities laws of various jurisdictions.


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         (o) Neither the Corporation nor the Bank is in violation of its charter or bylaws; the Trust is not in violation of its certificate of trust; and neither the Corporation, the Bank nor the Trust is in default (nor has any event occurred which, with notice or lapse of time or both, would constitute a default) in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Corporation, the Bank or the Trust is a party or by which it or any of them may be bound, or to which any of the property or assets of the Corporation, the Bank or the Trust is subject, except for such defaults that would not, individually or in the aggregate, have a material adverse effect on the financial condition, results of operations or business of the Corporation, the Bank and the Trust, taken as a whole.

         (p) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein do not and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Corporation, the Bank or the Trust pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Corporation, the Bank or the Trust is a party or by which it or any of them may be bound, or to which any of the property or assets of the Corporation, the Bank or the Trust is subject, except for such defaults that would not, individually or in the aggregate, have a material adverse effect on the financial condition, results of operations or business of the Corporation, the Bank and the Trust, taken as whole, nor will such action result in any violation of the provisions of the charter or other organizational document or by-laws of the Corporation, the Bank or the Trust, or any applicable law, regulation or administrative or court decree.

         (q) No labor dispute with the employees of the Corporation or the Bank exists or, to the knowledge of the Corporation or the Bank, is imminent or threatened.

         (r) The Corporation and the Bank have good and marketable title to all properties and assets for which ownership is material to the business of the Corporation or the Bank and to those properties and assets described in the Prospectus as owned by them, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Prospectus or are not material in relation to the business of the Corporation and the Bank taken as a whole; and all of the leases and subleases material to the business of the Corporation and the Bank taken as a whole under which the Corporation or the Bank hold properties, including those described in the Prospectus, are valid and binding agreements of the Corporation or the Bank, enforceable in accordance with their terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights, and to general principles of equity.

         (s) Neither the Corporation nor the Bank is in violation of any directive from the FRB, the FDIC or the Department to make any material change in the method of conducting their respective businesses; the Bank has conducted and is conducting its business so as to comply with all applicable statutes, regulations and administrative and court decrees (including, without limitation, all regulations, decisions, directives and orders of the FRB, the FDIC or the Department) except in such respects as would not have a material adverse effect upon the Corporation and the Bank taken as a whole.


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         (t) There is no action,  suit or  proceeding  before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Corporation or the Bank, threatened, against or affecting the Corporation, the Bank or the Trust (other than as disclosed in the Prospectus) which might result in any material adverse change in the financial condition, results of operations or business of the Corporation, the Bank and the Trust, taken as a whole, or which might materially and adversely affect the properties
or  assets  thereof  or  which  might   materially  and  adversely   affect  the
consummation of the offering; all pending legal or governmental proceedings to which the Corporation, the Bank or the Trust is a party or of which any of their respective property or assets is the subject which are not described in the Prospectus, including ordinary routine litigation incidental to the business, are, in the aggregate, not material.

         (u) Neither the Corporation nor the Trust are required to be registered under the Investment Company Act of 1940, as amended.

         (v) All of the loans represented as assets on the most recent financial statements or selected financial information of the Bank included or incorporated by reference in the Prospectus meet or are exempt from all requirements of federal, state or local law pertaining to lending, including without limitation truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity and all disclosure laws applicable to such loans, except for violations which, if asserted, would not result in a material adverse effect on the financial condition, results of operations or business of the Corporation and the Bank taken as a whole.

         (w) Neither the Corporation nor the Bank nor any properties owned or operated by the Corporation or the Bank nor, to the Corporation's knowledge, any properties leased by the Corporation or the Bank is in violation of or liable under any Environmental Law (as defined below), except for such violations or liabilities that, individually or in the aggregate, would not have a material adverse effect on the business, financial condition or results of operations of the Corporation and the Bank taken as a whole. There are no actions, suits or proceedings, or demands, claims, or notices (including, without limitation, notices, demand letters or requests for information from any environmental agency) instituted or pending, or to the knowledge of the Corporation or the Bank threatened, relating to the liability of any property owned or operated by the Corporation or the Bank, under any Environmental Law. For purposes of this subsection, the term "Environmental Law" means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any regulatory authority relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water, vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whether by type or by quantity, including any material containing any such substance as a component.

         (x) The Corporation and the Bank, and all subsidiaries thereof, have filed all federal and state income tax returns required to be filed, and have filed all state and local franchise tax returns required to be filed except for such omissions as would not individually or in the aggregate have a material adverse impact on the financial condition or results of operations of

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the  Corporation or the Bank and have made timely payments of all taxes shown as due and payable in respect of such returns, and no deficiency has been asserted with respect thereto by any taxing authority.

         (y) Any certificate signed by any officer of the Corporation or the Bank or an administrator of the Trust and delivered to either of the Placement Agent or counsel for the Placement Agent shall be deemed a representation and warranty by the Corporation, or Bank or the Trust to each as to the matters covered thereby.

         (z) The Constituent Documents and the Capital Securities conform in all material respects to the descriptions thereof contained in the Prospectus.

         (aa) The Corporation and the Trust have filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-B2 (Nos. 333-_____ and 333-_____) and a related preliminary prospectus for the registration of the Preferred Securities, the Guarantee and the Subordinated Debentures under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations thereunder (the "Securities Act Regulations"). The Corporation and the Trust have prepared and filed such amendments thereto, if any, and such amended preliminary prospectuses, if any, as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectuses as may hereafter be required. The registration statement has been declared effective under the Securities Act by the Commission. The registration statement as amended at the time it became effective (including the Prospectus and all information deemed to be a part of the registration statement at the time it became effective pursuant to Rule 430A(b) of the Securities Act Regulations) is hereinafter called the "Registration Statement," except that, if the Corporation files a post-effective amendment to such registration statement which becomes effective prior to the Closing Time (as defined below), "Registration Statement" shall refer to such registration statement as so amended.

         (bb) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus, and each Preliminary Prospectus complies in all material respects with the requirements of the Securities Act and the Securities Act Regulations. As of the effective date of the Registration
Statement, and at all times subsequent thereto up to the Closing Time, the Registration Statement and the Prospectus, and any amendments or supplements thereto, contained or will contain all material statements that are required to be stated therein in accordance with the Securities Act and the Securities Act Regulations and conformed or will conform in all material respects to the requirements of the Securities Act and the Securities Act Regulations, and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto included or will include any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that no representation or warranty is made as to information contained in or omitted from the Registration Statement, the Prospectus or any amendment or supplement in reliance upon and in conformity with written information furnished to the Company and the Trust by or on behalf of the Underwriters.

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SECTION 2.  APPOINTMENT OF HOPPER SOLIDAY;  SALE AND DELIVERY OF THE SECURITIES;
            CLOSING.

         (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Corporation and the Trust hereby appoint Hopper Soliday as its Placement Agent to assist in the solicitation of subscriptions and purchase orders for Capital Securities on behalf of the Corporation and the Trust, in connection with the Trust's sale of the Capital Securities. On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, Hopper Soliday accepts such appointment and agrees to use its best efforts to assist the Corporation and the Trust with the solicitation of subscriptions and purchase orders for Capital Securities in accordance with this Agreement; provided, however, that the Placement Agent shall not be obligated to take any action which is inconsistent with any applicable laws, regulations, decisions or orders. The services to be rendered by Hopper Soliday pursuant to this appointment include the following: (i) consulting with the Corporation as to the securities marketing implications of any aspect of the offering of the Capital Securities; (ii) reviewing the Prospectus and related offering materials (it being understood that preparation and filing of such documents is the sole responsibility of the Corporation and the Trust and their counsel); (iii) assisting in the design and implementation of a marketing strategy for the offering of the Capital Securities; (iv) assisting Corporation management in preparing for meetings with potential investors and broker-dealers; and (v) providing such other general advice and assistance as may be reasonably requested to promote the completion of the offering of the Capital Securities. The Corporation and the Trust agree that, during the period the Placement Agent is acting hereunder, unless otherwise agreed in writing, the Corporation and the Trust will not appoint any other agent or agents in connection with the placement of the Capital Securities.

         (b) The appointment of the Placement Agent hereunder shall terminate upon the earliest to occur of (i) five (5) business days after the Closing Time, unless the Corporation, the Trust and the Placement Agent agree in writing to extend such period, or (ii) the receipt and acceptance of subscriptions and purchase orders for all of the Capital Securities and payment to the Placement Agent of all compensation payable hereunder.

         (c) The Placement Agent, acting solely as agent for the Corporation and the Trust and not as principal, will solicit purchases of the Capital Securities. The Placement Agent will communicate to the Corporation, orally, each offer to purchase Capital Securities solicited by the Placement Agent on an agency basis, other than those offers rejected by the Placement Agent. The Placement Agent shall have the right, in its discretion reasonably exercised, to reject any proposed purchase of Capital Securities, as a whole or in part, and any such rejection shall not be deemed a breach of the Placement Agent's agreement contained herein. The Corporation, on behalf of the Trust, may accept or reject any proposed purchase of Capital Securities in whole or in part. The Placement Agent shall make reasonable efforts to assist the Corporation in obtaining performance by each purchaser whose offer to purchase Capital
Securities has been solicited by the Placement Agent and accepted by the Corporation. The Placement Agent shall have no liability to the Corporation in the event any such purchase is not consummated for any reason. If the Corporation shall default on its obligation to deliver Capital Securities to a purchaser whose offer it has accepted, the Corporation shall (i) hold the Placement Agent harmless against any loss, claim or damage arising from or as a result of such default by the Corporation and (ii)

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notwithstanding such default, pay to the Placement Agent any commission to which it would be entitled in connection with such sale.

         (d) In the event the Trust is unable to sell $12,000,000, or such lesser amount as shall be acceptable to the Corporation, in aggregate liquidation amount of Capital Securities prior to _____________, 1999, or such later date as to which the Corporation shall extend the offering, this Agreement shall terminate and the Trust shall refund or cause its escrow agent to refund to any persons who have subscribed for any of the Capital Securities the full amount which it may have received from them, and no party to this Agreement shall have any obligation to the others hereunder, except for the obligations of the Corporation and the Bank as set forth in Sections 4, 6(a) and 7 hereof and the obligations of the Placement Agent as provided in Sections 6(b) and 7 hereof.

         (e) The Trust agrees to issue or have issued the Capital Securities sold and to release for delivery certificates for such Capital Securities at the Closing Time against payment therefor. The closing shall be held at the offices of Stevens & Lee, Valley Forge, Pennsylvania, or at such other place and time as shall be agreed upon by the parties hereto, on a business day to be agreed upon by the parties hereto. Certificates for Capital Securities shall be delivered directly to the purchasers thereof in accordance with their written directions. The hour and date upon which the Trust shall release for delivery all of the Capital Securities, in accordance with the terms hereof, are herein called the "Closing Time."

         (f) The Corporation will pay any stock issue and transfer taxes which may be payable with respect to the sale of the Capital Securities.

         (g) In addition to reimbursement of the expenses specified in Section 4 hereof, the Placement Agent will receive $0.35 for each Capital Security sold and an advisory fee of $25,000 if the Offering is completed.

                  All amounts payable to the Placement Agent hereunder shall be payable in immediately available funds at Closing Time, or upon the termination of this Agreement, as the case may be.

         (h) If this Agreement is terminated by the Placement Agent in accordance with the provisions of Section 9(a) hereof, no fees shall be payable by the Corporation hereunder; however, the Corporation shall reimburse Hopper Soliday for its reasonable out-of-pocket expenses incurred in connection with its engagement hereunder in accordance with Section 4 hereof.

         (i) The Corporation, the Trust and the Placement Agent agree that any Capital Securities the placement of which the Placement Agent arranges shall be placed by the Placement Agent in reliance on the representations, warranties, covenants and agreements of the Corporation and the Trust contained herein and on the terms and conditions and in the manner provided herein.

         Attached hereto as Exhibit A is a copy of the Escrow Agreement to be dated _________________, 1999, (the "Escrow Agreement") between _______________
(the "Escrow Agent"), Hopper Soliday, the Corporation and the Trust, pursuant to which

_________________________________ shall act as escrow agent with respect to the deposit of funds from subscribers for the Capital Securities. In accordance with the terms of the Escrow Agreement, the Escrow Agent shall deliver to the Trust the proceeds of the offering of Capital Securities upon receiving joint written instructions from the Company, the Trust and the Placement Agent that a closing has occurred.

SECTION 3.        COVENANTS OF THE CORPORATION AND THE TRUST.

         The Corporation and the Trust covenant with the Placement Agent as follows:

         (a) The Corporation and the Trust will prepare such amendments or supplements to the Prospectus, as may hereafter be reasonably requested by the Placement Agent. The Corporation and the Trust will give the Placement Agent notice of their intention to prepare any amendment to the Prospectus, will furnish the Placement Agent with copies of any such amendment or supplement a reasonable amount of time prior to such proposed use, and will not use any such Prospectus to which the Placement Agent or counsel for the Placement Agent may reasonably object.

         (b) The Corporation and the Trust will deliver to the Placement Agent as many copies of the Prospectus and of each amendment thereto as the Placement Agent may reasonably request, and from time to time such number of copies of the Prospectus as the Placement Agent may reasonably request.

         (c) If any event or circumstance shall occur as a result of which it is necessary, in the opinion of counsel for the Placement Agent, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Corporation and the Trust will forthwith amend or supplement the Prospectus (in form and substance reasonably satisfactory to counsel for the Placement Agent) so that, as so amended or supplemented, the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, and the Corporation and the Trust will furnish to the Placement Agent a reasonable number of copies of such amendment or supplement. For the purpose of this subsection, the Corporation and the Trust will each furnish such information with respect to itself as the Placement Agent may from time to time reasonably request.

         (d) The Corporation and the Trust will take all necessary action to qualify the Capital Securities for offering and sale under the applicable securities laws of such states of the United States and other jurisdictions as may be required by such state securities laws, and as the Placement Agent and the Corporation have agreed, or to obtain exemption from the qualification requirements of such laws; provided, however, that the Corporation and the Trust shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. In each jurisdiction in which the Capital Securities have been so qualified or exempted, the Corporation and the Trust will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, until completion of the offering.

         (e) The Trust will use the proceeds of the offering of the Capital Securities to purchase the Junior Subordinated Debentures in the manner described in the Prospectus.

         (f) The Corporation will use the net proceeds received by it from the sale of the Subordinated Debentures in the manner specified in the Prospectus under "Use of Proceeds."

         (g) If any information shall have been omitted from the Registration Statement in reliance upon Rule 430A, the Corporation, at the earliest possible time, will furnish the Placement Agent with copies of the Prospectus to be filed by the Corporation with the Commission to comply with Rule 424(b) and Rule 430A under the Securities Act, and will file such Prospectus with the Commission in compliance with such Rules. Upon compliance with such Rules, the Corporation will so advise the Placement Agent promptly. The Corporation will advise the Placement Agent and its counsel promptly of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose, or of any notification received by the Corporation of the suspension of qualification of the Preferred Securities for sale in any jurisdiction or the initiation or threatening of any proceedings for that purpose, or of any notification received by the Corporation of the suspension of qualification of the Preferred Securities for sale in any jurisdiction or the initiation or threatening of any proceedings for that purpose. The Corporation also will advise the Placement Agent and its counsel promptly of any request of the Commission for amendment or supplement of the Registration Statement, of any Preliminary Prospectus, or of the Prospectus, or for additional information, and the Corporation will not file any amendment or supplement to the Registration Statement (either before or after it becomes effective), to any Preliminary Prospectus, or to the Prospectus (including a prospectus filed pursuant to Rule 424(b)) if the Placement Agent has not been furnished with copies prior to such filing or if the Placement Agent reasonably objects to such filing.

         (h) For the period during which a Prospectus relating to the Preferred Securities is required to be delivered under the Securities Act, the Corporation shall comply with all requirements imposed on it by the Securities Act, as now and hereafter amended, and by the Securities Act Regulations, as from time to time in force, so far as is necessary to permit the continuance of sales or dealings in the Preferred Securities as contemplated by the provisions hereof and the Prospectus. If any event occurs as a result of which the Prospectus, including any subsequent amendment or supplement, would include an untrue statement of a material fact, or would omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it becomes necessary at any time to amend the Prospectus, including any amendment or supplement thereto, to comply with the Securities Act, the Corporation promptly will advise the Placement Agent and its counsel thereof and the Corporation will promptly prepare and file with the Commission an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance.

         (i) The Corporation will make generally available to its security holders and the Placement Agent an earnings statement of the Corporation as soon as practicable, but in no event later than fifteen (15) months after the end of the Corporation's current fiscal quarter, covering a period of twelve (12) consecutive calendar months beginning after the effective date of the Registration Statement, but beginning not later than four (4) months after such effective date, which will satisfy the provisions of the last subsection of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder.

         (j) During such period as a prospectus is required by law to be delivered in connection with sales by an underwriter or dealer, the Corporation will furnish to the Placement Agent, at the expense of the Corporation, copies of the Registration Statement, the Prospectus, any Preliminary Prospectus, and all amendments and supplements to any such documents, in each case as soon as available and in such quantities as the Placement Agent may reasonably request, for the purposes contemplated by the Securities Act.

SECTION 4.        PAYMENT OF EXPENSES.

         (a) The Corporation agrees to pay all reasonable expenses incident to the performance of its and the Trust's obligations under this Agreement, including but not limited to (i) the preparation, issuance and delivery of the certificates for the Capital Securities to the purchasers in the offering, (ii) the fees and disbursements of the Corporation's and the Trust's counsel, accountants, and other advisors, (iii) the filing of all notices with the Commission and qualification of the Capital Securities under securities laws in accordance with the provisions of Section 3(d) hereof, including filing fees and the fees and disbursements of counsel to the Corporation and the Trust in connection therewith and in connection with the preparation of a blue sky survey, and (iv) the printing and delivery of copies of the Prospectus and any amendments or supplements thereto to the purchasers in the offering and the Placement Agent.

         (b) In the event the offering is not consummated for any reason whatsoever, the Corporation agrees to pay certain expenses incident to the performance of the Placement Agent's obligations under this Agreement up to a maximum reimbursement amount of $40,000 in the aggregate, including all reasonable out-of-pocket expenses incurred by the Placement Agent relating to the offering of the Capital Securities, including, without limitation, advertising, promotional, and travel expenses, provided that the Placement Agent shall document all such expenses to the reasonable satisfaction of the Corporation. The provisions of this paragraph are not intended to apply to or in any way impair the indemnifications provisions contained in this Agreement. All fees and expenses to which the Placement Agent is entitled to reimbursement under this Section 4(b) shall be due and payable upon receipt by the Corporation of a written accounting therefor setting forth in reasonable detail the expenses incurred by the Placement Agent.

SECTION 5.        CONDITIONS OF PLACEMENT AGENT'S OBLIGATIONS.

         (a) The Corporation, the Trust and the Placement Agent agree that the issuance and sale of the Capital Securities and the obligations of the Placement Agent hereunder are subject to the accuracy of the representations and warranties of the Corporation and the Trust herein contained as of the date hereof and the Closing Time, to the accuracy of the statements of officers and directors of the Corporation and the Trust made pursuant to the provisions hereof, to the performance by the Corporation and the Trust of their obligations hereunder, and to the following further conditions.

         (b) At the Closing Time referred to in Section 2, the Corporation and the Trust will have completed in all material respects the conditions precedent to the offering and all applicable laws, regulations, decisions and orders.

         (c) At Closing Time, the Placement Agent shall have received:

                  The favorable opinion, dated as of Closing Time, of Malizia Spidi & Fisch, PC ("Malizia & Spidi"), counsel for the Corporation and the
Trust, in form and substance reasonably satisfactory to counsel for the Placement Agent, and substantially to the effect that:

         (A) Based on a recently dated subsistence certificate for the Corporation issued by the Department of State, the Corporation is subsisting as a corporation under the laws of the Commonwealth of Pennsylvania, and has requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement, and, to such counsel's knowledge, the Corporation has not failed to qualify as a foreign corporation in any other jurisdiction, in which failure to so qualify would have a materially adverse effect on the Corporation or any property it owns, leases or operates or the conducting of its business.

         (B) The Capital Securities and the Subordinated Debentures, have been duly authorized for issuance, offer and sale and, when issued, authenticated and delivered pursuant to the provisions of this Agreement, the Declaration and the Indenture against payment of the consideration therefor, will constitute valid and legally binding obligations of the Trust or Corporation, as the case may be, enforceable against them in accordance with their terms except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors' rights generally, or by general equity principles (whether considered in a proceeding in equity or at law) and based on the assumptions of such counsel that the holders of Capital Securities and the Subordinated Debentures, in exercising any rights and remedies under the Capital Securities or Subordinated Debentures, be required to act in good faith and in a commercially reasonable manner.

         (C) The Constituent Documents have been duly and validly authorized, executed and delivered by the Corporation and (assuming the Constituent Documents have been duly authorized, executed and delivered by the other parties thereto) constitute legal, valid, and binding agreements of the Corporation, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors' rights generally, or by general equity principles (whether considered in a proceeding in equity or at law). Such opinions may be based on assumptions of such counsel that the holders of Capital Securities and the Subordinated Debentures, in exercising any rights and remedies under the Capital Securities or Subordinated Debentures, be required to act in good faith and in a commercially reasonable manner. Such counsel need not give any opinion on the enforceability of any indemnity or contribution right provided for in the Constituent Documents.

         (D) Based on a recently dated certificate from the Department of Banking, the Bank is subsisting under the laws of the Commonwealth of Pennsylvania as a Pennsylvania chartered stock savings bank with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; and the Bank is duly qualified as a foreign corporation in each jurisdiction in which it owns or leases property or conducts business.

         (E) All of the issued and outstanding capital stock of the Bank is duly authorized and validly issued and fully paid and nonassessable, and all such capital stock is owned of record by the Corporation and, to such counsel's actual knowledge, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim.

         (F) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate or trust action on the part of each of the Corporation and the Trust, and this Agreement constitutes the legal, valid and binding agreement of each of the Corporation and the Trust, enforceable in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited under applicable law (it being understood that such counsel may avail itself of customary exceptions concerning the effect of bankruptcy, insolvency or similar laws and the availability of equitable remedies); and, to the actual knowledge of such counsel, the execution and delivery of this Agreement and the Constituent Documents, the incurrence of the obligations herein set forth and the consummation of the transactions contemplated herein and therein by the Corporation and the Trust will not conflict with or constitute a breach of, or default under any material agreement to which the Corporation and the Trust is a party nor will such execution or delivery result in any violation of the provisions of the Constituent Documents.

         (G) No further approval, authorization, consent or other order of any public board or body is required in connection with the execution and delivery of this Agreement, the issuance of the Capital Securities and the consummation of the offering, except as may be required under the securities or Blue Sky laws of various jurisdictions as to which no opinion need be rendered.

         (H) The Registration Statement was declared effective under the Securities Act as of the date and time specified in such opinion and, to such counsel's knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings therefor have been initiated or threatened by the Commission.

         (I) The Registration Statement and the Prospectus and any amendment or supplement thereto made by the Company prior to the Closing Time (other than the financial statements and financial and statistical data included therein, as to which no opinion need be rendered), when it or they became effective or were filed with the Commission, as the case may be, and in each case at the Closing Time, complied as to form in all material respects with the requirements of the Securities Act, the Trust Indenture Act and the applicable rules and regulations under said acts, and such counsel has no reason to believe that: (i) the Registration Statement (other than the financial statements and financial and statistical data included therein, as to which no opinion need be rendered), at the time it became effective, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein, not misleading, or (ii) the Prospectus (other than the financial statements and financial and statistical data included therein, as to which no opinion need be rendered), at the time it was filed with the Commission or at the Closing Time, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

         (J) The description of the Capital Securities and the Subordinated Debentures contained in the Prospectus is accurate in all material respects and the form of certificate used to evidence the Capital Securities and the Subordinated Debentures are in due and proper form and comply with all applicable statutory requirements.

         (d) Malizia & Spidi shall additionally state that nothing has come to their attention that would lead them to believe that the Prospectus (except for financial or statistical data included therein, as to which counsel need make no statement), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except for the financial or statistical data included therein, as to which counsel need make no statement), included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. Malizia & Spidi may state that, without limiting the generality of the foregoing, it assumes no responsibility for the accuracy, completeness or fairness of any statements contained in the Prospectus, other than statements insofar as they relate to legal matters under the captions "Description of Capital Securities," "Description of Guarantee," "Description of Subordinated Debentures" and "Relationship Among the Capital Securities, the Subordinated Debentures and the Guarantee." Such statement by Malizia & Spidi shall not constitute an opinion or guarantee that no such fact exists. In giving their opinions, Malizia & Spidi may rely as to matters of fact on certificates of officers and directors of the Corporation and the Bank, administrators of the Trust and certificates of public officials, which opinions shall be in form and substance satisfactory to the Placement Agent. Certain matters identified above which are governed by Delaware law may be addressed in an opinion of Richards, Layton & Finger, rather than Malizia & Spidi.

         (e) At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the financial condition, results of operations, or business of the Corporation and the Bank taken as a whole, whether or not arising in the ordinary course of business, and the Placement Agent shall have received a certificate of the Chief Executive Officer of the Corporation and of the Bank and the chief financial or chief accounting officer of the Corporation and of the Bank, dated as of Closing Time, to the effect that
(i) there has been no such material adverse change, (ii) there shall have been no material transaction entered into by the Corporation or the Bank from the latest date as of which the financial condition of the Corporation or the Bank as set forth in the Prospectus other than transactions referred to or contemplated therein and transactions in the ordinary course of business, (iii) neither the Corporation nor the Bank shall have received from any regulatory agency any direction (oral or written) to make any material change in the method of conducting its business with which it has not complied (which direction, if any, shall have been disclosed to the Placement Agent) or which materially and adversely would affect the financial condition, results of operations or business of the Corporation or the Bank taken as a whole, (iv) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, and (v) the Corporation and the Trust have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to Closing Time.

         (f) The Registration Statement and all post-effective amendments thereto shall have been declared effective by the Commission no later than 5:30 p.m. Eastern Time, on the date of this Agreement, or such later time as shall have been consented to by the Placement Agent, but in any event not later than 5:30 p.m., Eastern Time, on the third full business day following the date hereof; if the Corporation omitted information from the Registration Statement at the time it became effective in reliance on Rule 430A under the Securities Act, the Prospectus shall have been filed with the Commission in compliance with Rule 424(b) and Rule 430A under the Securities Act; no stop order suspending the effectiveness of the Registration Statement or any amendment or supplement thereto shall have been issued; no proceeding for the issuance of such an order shall have been initiated or shall be pending or, to the knowledge of the Corporation or the Placement Agent, threatened or contemplated by the Commission; and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been disclosed to the Placement Agent and complied with to the Placement Agent's satisfaction.

         (g) At the time this Agreement is executed and also on the day of the Closing Time, as the case may be, there shall be delivered to the Placement Agent a letter from Beard & Company, Inc., the Corporation's independent accountants, the first letter to be dated the date of this Agreement, the second letter to be dated the Closing Date, which shall be in form and substance reasonably satisfactory to the Placement Agent and shall contain information as of a date within five days of the date of such letter. There shall not have been any change set forth in any letter referred to in this subsection (e) that makes it impracticable or inadvisable in the judgment of the Placement Agent to proceed with the offering of the Preferred Securities as contemplated hereby.

SECTION 6.        INDEMNIFICATION.

         (a) Placement Agent Indemnification.

         (A) The Corporation and the Trust, jointly and severally, agree to indemnify and hold harmless the Placement Agent, each person, if any, who controls the Placement Agent, within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934 (the "Exchange Act"), and its affiliates, their respective, directors, officers, employees and agents (hereinafter the "Placement Agent Indemnified Parties") as follows:

         (i) from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, related to or arising out of the offering of the Capital Securities or any action taken by the Placement Agent where acting as agent of the Corporation and the Trust or otherwise as described in Section 2 hereof;

     provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense found in a final judgment by a court of competent jurisdiction to have resulted primarily from the bad faith, willful misconduct or gross negligence of the Placement Agent;

         (ii) from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, based upon or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the indemnification provided for in this paragraph (A) shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact required to be stated therein or necessary to make not misleading any statements contained in the Prospectus (or any amendment thereto) made in reliance upon and in conformity with written information relating to the Placement Agent furnished to the Corporation or the Trust by the Placement Agent expressly for use in the Prospectus (or any amendment thereto), which information is included in the sections captioned "Private Placement Offering" (the "Placement Agent Information");

         (iii) from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever described in clauses (i) or (ii) above, if such settlement is effected with the written consent of the Corporation or the Trust, which consent shall not be unreasonably withheld; and

         (iv) from and against any and all expenses whatsoever, as incurred (including, subject to Section 6(c) hereof, the fees and disbursements of counsel chosen by the Placement Agent), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation, proceeding or inquiry by any governmental agency or body, commenced or threatened, or any pending or threatened claim whatsoever described in clauses (i) or (ii) above, to the extent that any such expense is not paid under (i), (ii), or (iii) above.

         (B) In addition  to, and without  limiting  the  provisions  of Section
(6)(a)(A)(iv) hereof, in the event that the Placement Agent or any Placement Agent Indemnified Party is requested or required to provide documentary evidence or to appear as a witness or otherwise give testimony in any action, proceeding, investigation or inquiry brought by or on behalf of or against the Corporation or the Trust or any of its affiliates or any participant in the transactions contemplated hereby in which the Placement Agent or any Placement Agent Indemnified Party is not named as a defendant or subject to an investigation or inquiry, the Corporation and the Trust jointly and severally agree to reimburse the Placement Agent for all reasonable and necessary out-of-pocket expenses incurred by it in connection with providing any documentary evidence or preparing or appearing as a witness or otherwise giving testimony and to compensate the Placement Agent in the amount of $2,000 per day for any sworn testimony.

         (C) In any case in which it is finally judicially determined that indemnification or reimbursement, as set forth above, may not be enforced or is otherwise unavailable, then the Corporation and the Trust agree to jointly and severally contribute to the aggregate claims, liabilities, losses, damages or expenses to which the Placement Agent and each Placement Agent Indemnified Party may be subject in such proportion as is appropriate to reflect the relative benefits received by the Corporation and the Trust on the one hand, and the Placement Agent on the other, from the offering provided for in this Agency Agreement. Such relative benefits shall be determined by reference to the total value of the proposed offering in relation to the fee received or that would be received if the offering was consummated by the Placement Agent, provided, however, that the Corporation and the Trust shall contribute any additional amount necessary to assure that the contribution by the Placement Agent does not exceed the amount of the fee actually received by the Placement Agent under this Agency Agreement.

         (D) The rights to indemnification and contribution under this Section 6(a) are cumulative and in addition to (and not exclusive of) any right, power or remedy provided by law or equity, and shall apply whether or not the Placement Agent or any Placement Agent Indemnified Party is named or threatened to be named as a party in any action, suit or proceeding, brought or to be brought, The Corporation and the Trust hereby consent to personal jurisdiction and to service and venue in any court in which any claim subject to this indemnification is brought against the Placement Agent or any Placement Agent Indemnified Party.

         (b) The Placement Agent agrees to indemnify and hold harmless the Corporation, the Trust, their affiliates, and their respective directors, administrators, trustees, officers, and each person, if any, who controls the Corporation within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage, and expense described in the indemnity contained in subsection (a)(A) of this Section, as incurred, but only with respect to untrue statements or alleged untrue statements of a material fact or omissions or alleged omissions of a material fact, made in the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Placement Agent Information.

         (c) Each indemnified party shall give written notice as promptly as reasonably practicable to each indemnifying party of any pending or threatened claim, or any action or proceeding arising therefrom or commenced against it in respect of which indemnity is being sought under this Section 6, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have on account of this indemnity agreement or otherwise. If it so elects, the indemnifying party may assume the defense of any such action or proceeding with counsel chosen by it, unless the indemnified party reasonably objects to such assumption on the grounds that there are legal defenses available to the indemnified party which are different from or in addition to those available to the indemnifying party, in which case the indemnifying party shall pay the reasonable fees and expenses of separate counsel for the indemnified party, provided, however, that in no event shall the indemnifying party be liable for the fees and expenses of more than one counsel for the indemnified parties. The indemnifying party may participate at its own expense in the defense of any such action.

SECTION 7. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY.

         All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Corporation, the Trust or the Bank submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Placement Agent or any controlling person, or by or on behalf of the Corporation, and shall survive delivery of the Capital Securities.

SECTION 8. TERMINATION OF AGREEMENT.

         (a) The Placement Agent may terminate this Agreement, by notice to the Corporation and the Trust, at any time at or prior to Closing Time (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change, in the Placement Agent's good faith opinion, in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Corporation or the Bank, or the Corporation and the Bank taken as a whole, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis the effects of which, in the reasonable judgment of the Placement Agent, are so material and adverse as to make it impracticable to market the Capital Securities or to enforce contracts, including subscriptions or orders, for the sale of the Capital Securities, (iii) or if trading generally on either the American Stock Exchange, the New York Stock Exchange or NASDAQ has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said Exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal or Pennsylvania authorities, or (iv) if any condition specified in Section 5 shall not have been fulfilled when and as required to be fulfilled.

         (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except that the provisions of Section 4 relating to reimbursement of expenses and the provisions of Sections 6 and 7 hereof shall survive any termination of this Agreement.

         (c) If not earlier terminated, this Agreement shall terminate as of the Closing Time provided that the provisions of Section 2(g), 4, 6 and 7 shall survive termination.

SECTION 9. NOTICES.

         All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Placement Agent shall be directed to the Placement Agent at Hopper Soliday, a Division of Tucker Anthony Incorporated, 1703 Oregon Pike, Lancaster, Pennsylvania 17604-4548, attention of Eric G. Hoerner, Senior Vice President, with a copy to Jeffrey P. Waldron, Esq., Stevens & Lee, One Glenhardie Corporate Center, 1275 Drummers Lane, Wayne, Pennsylvania 19087; notices to the Corporation, the Bank and/or the Trust shall be directed to any of them at First Star Bancorp, Inc., 418 West Broad Street, Bethlehem, Pennsylvania 18018, attention of Paul J. Sebastion, Executive Vice President and CFO, with a copy to John J. Spidi,

Esq., Malizia Spidi & Fisch, PC, One Franklin Square, 1301 K Street, N.W. Suite 700, Washington, D.C. 20005.

SECTION 10. PARTIES.

         This Agreement shall inure to the benefit of and be binding upon the Placement Agent, the Corporation and the Trust and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Placement Agent, the Corporation and the Trust their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein or therein contained. This Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the Placement Agent, the Corporation and the Trust and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other persons, firm or corporation.

SECTION 11. ENTIRE AGREEMENT, AMENDMENT.

         This Agreement represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made. No waiver, amendment or other modification of this Agreement shall be effective unless in writing and signed by the parties hereto. In the event of any conflict between the terms of this Agreement and the terms of such engagement letter, the terms of this Agreement will govern.

SECTION 12. GOVERNING LAW AND TIME.

         This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania applicable to agreements made and to be performed in said Commonwealth without regard to the conflicts of laws provisions thereof. Specified times of day refer to Eastern time.

SECTION 13. SEVERABILITY.

         Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

SECTION 14. HEADINGS.

         Sections headings are not to be considered part of this Agreement, are for convenience and reference only, and are not to be deemed to be full or accurate descriptions of the contents of any paragraph or subparagraph.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Corporation a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Placement Agent, the Corporation and the Trust in accordance with its terms.

                                         Very truly yours,

                                         FIRST STAR BANCORP, INC.

                                         By:___________________________________


                                         FIRST STAR CAPITAL TRUST I

                                         By:____________________________________
                                                  Administrative Trustee


CONFIRMED AND ACCEPTED as of the date first above written:

HOPPER SOLIDAY, a Division of Tucker Anthony Incorporated

By:_____________________________